SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 5, 2003

Banner Corporation
(Exact name of registrant as specified in its charter)

Washington	0-26584	91-1691604
State or other jurisdiction of incorporation	Commission File Number	(I.R.S. Employer Identification No.)

10 S. First Avenue, Walla Walla, Washington	99362
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number (including area code) (509) 527-3636

Not Applicable
(Former name or former address, if changed since last report)

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Item 5.  Other Events

       On February 5, 2003 the Registrant announced its results for the fourth quarter and year ended December 31, 2002. The Registrant also announced that as a result of further deterioration in the quality of the loan portfolio, that its fourth quarter loan loss provision was $10.0 million. For further information, reference is made to the Registrant's press release dated February 5, 2003, which is attached hereto as Exhibit 99 and incorporated herein by reference.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

       Exhibit

         99      Press Release dated February 5, 2003.

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SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BANNER CORPORATION

DATE: February 10, 2003	By: /s/D. Michael Jones D. Michael Jones President and Chief Executive Officer

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Exhibit 99

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The Cereghino Group		Contact: D. Michael Jones
CORPORATE INVESTOR RELATIONS		President and CEO
1403 SE 44th Avenue	BANNER	Lloyd Baker, CFO
Portland, OR 97215	CORPORATION	(509) 527-3636
503.421.4168
www.stockvalues.com
News Release

BANNER CORPORATION REPORTS FOURTH QUARTER AND FULL YEAR RESULTS

Walla Walla, WA – February 5, 2003 – Banner Corporation (Nasdaq: BANR), the parent company of Banner Bank, today reported a net loss of $1.6 million, or $(0.14) per diluted share for the fourth quarter, compared to net income of $3.7 million, or $0.32 per diluted share, in the fourth quarter of 2001. For the year ended December 31, 2002, net income was $9.3 million, or $0.82 per diluted share, compared to $7.5 million, or $0.64 per diluted share, for the year ended 2001.

Asset Quality

 "We announced on December 20, 2002, that a portion of our loan portfolio was experiencing signs of deterioration, which would require us to substantially increase the quarterly loan loss provision to bolster reserves," said D. Michael Jones, President and Chief Executive Officer. "Subsequent to that announcement, additional deterioration has become evident and the Puget Sound economy has continued to weaken. In light of these events, we have increased the provision for loan losses to $10.0 million for the quarter ended December 31, 2002. We are hopeful that this additional provision will allow us to return to a more normal level of provision in 2003."

Non-performing assets increased to $42.2 million, or 1.86% of total assets, at December 31, 2002. The allowance for loan losses was $26.5 million, or 1.69% of total loans outstanding, at December 31, 2002, compared to $17.6 million, or 1.10% of loans, a year earlier. Net charge-offs to average loans outstanding improved to 0.16% for the quarter ended December 31, 2002, from 0.32% in the fourth quarter of 2001. For the year ended December 31, 2002, net charge-offs were 0.78%, compared to 0.75% for the prior year. "The problem loans are primarily due from borrowers located in the Puget Sound region, and are the result of poor risk assessment at the time they were originated coupled with weakened economic conditions in that area," said Jones. "We continue to direct significant efforts toward overall asset quality and managing non-performing loans, and we have substantially upgraded our risk-assessment procedures.

"2002 was a very difficult year for Banner Corporation. While we have been successful in building a new management team, adding a number of seasoned commercial lending officers, growing our Bank's deposit portfolio, improving the Company's balance sheet liquidity and augmenting our capital structure, the continuing deterioration of the quality of our loan portfolio and the resulting impact on our earnings performance is very disappointing," said Jones.

Income Statement Review

Revenues (net interest income before the provision for loan losses plus other operating income) for the quarter ended December 31, 2002, increased 12%, to $25.1 million compared to $22.4 million for the same quarter a year earlier. For the year ended December 31, 2002, revenues increased 11% to $94.2 million compared to $85.2 million for 2001.

Net interest margin was 3.86% in the fourth quarter of 2002, a six basis point improvement from the 3.80% margin generated in the fourth quarter of 2001. Net interest margin for the year ended December 31, 2002 was 3.91%, an 18 basis point improvement from a year ago. "Funding costs have declined as interest rates remain extraordinarily low, and we continue to grow our deposit base. This decline in costs has contributed to an improvement in our interest margin. However, the Federal Reserve's most recent rate cut, combined with the Bank's increase in non-performing assets, has placed pressure on asset yields and compressed our net interest margin during the last half of the quarter," said Jones.

Mortgage banking activities for both purchases and refinancing continue to contribute to other operating income as housing markets remain strong. Real estate loan production for the year, including construction loans, surpassed $1 billion for the first time in the Company's history. Other operating income increased 42% to $5.2 million in the fourth quarter of 2002, from $3.7 million in the same quarter a year ago. Income from mortgage banking operations grew to $2.7 million while deposit fees totaled $1.5 million during the quarter compared to $1.2 million and $1.5 million, respectively, in the same quarter a year ago. For the year ended December 31, 2002, other operating income reached $15.9 million, an 18% improvement over the $13.5 million generated in the previous year.

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"We have expanded our franchise through the acquisition of Oregon Business Bank in January 2002 and de novo branches in Spokane and Pasco, Washington," Jones said. "We also have added commercial lending centers in Portland, Seattle, Spokane and the Tri-Cities, and staffed them with a number of experienced commercial bankers; and we have embarked on a regional advertising and marketing campaign. We anticipate increased contributions from each of these efforts in the coming year."

Other operating expenses were $18.0 million for the fourth quarter of 2002, compared to $13.1 million in the fourth quarter of 2001. Other operating expenses were $60.4 million for all of 2002, compared to $59.6 million for 2001. Fourth quarter 2002 expenses increased because of a number of seasoned commercial lending officers that have been added to staff but have not yet had time to convert their long-term customers to Banner Bank. Additionally, expenses were increased when compared to the fourth quarter of 2001 due to significant increases in incentive compensation caused by excellent fourth quarter mortgage banking results along with elevated compensation and collection expenses related to management of the Bank's problem loan portfolio.

Following the adoption of Financial Accounting Standards No. 142, Banner Bank no longer amortizes goodwill associated with intangible assets from acquisitions. Consequently, goodwill amortization expenses have been significantly lower this year compared to comparable periods a year earlier. Goodwill amortization expense was $795,000 in the fourth quarter of 2001 and $3.2 million for the year ended December 31, 2001.

Balance Sheet Review

Total assets increased 8% to $2.26 billion at December 31, 2002, from $2.09 billion at December 31, 2001, while stockholders' equity declined to $190.4 million from $192.3 million over the same period. Book value per share at December 31, 2002, increased to $17.64 per share from $17.40 per share a year earlier. Tangible book value per share at December 31, 2002, was $14.24 per share compared to $14.55 per share at December 31, 2001. During the fourth quarter 58,000 shares were repurchased by the Company, bringing the total shares repurchased during 2002 to 423,000.

Banner's loan portfolio declined slightly to $1.55 billion at December 31, 2002. "Commercial and agricultural loans continue to represent a larger portion of the total loan portfolio as production of these types of loans increases and term real estate loans decline through sales to the secondary market and refinancing activity," said Jones. Commercial and agricultural loans increased 12% and now represent 25% of the loan portfolio. Residential construction and development lending remained strong, contributing significantly to revenue growth throughout the year as average balances exceeded prior year levels, although the December 31, 2002 balance of these types of loans was nearly unchanged from a year earlier.

Deposits increased 16% to $1.5 billion at December 31, 2002, from $1.3 billion a year earlier, which substantially improved balance sheet liquidity. Largely as a result of the strong customer deposit growth, the Company increased its investment in interest bearing deposits, federal funds sold, and securities, while also repaying a portion of its borrowings. As a result, cash and securities increased 48% to $567.4 million at December 31, 2002, compared to $384.4 million at December 31, 2001, and borrowings declined by $31.8 million, or 5%, to $547.0 million at December 31, 2002, compared to $578.7 million at December 31, 2001. In addition, during the year the Company significantly strengthened its capital position by issuing $40 million of Trust Preferred Securities.

Conference Call

The Company will host a conference call today, February 5, 2003 at 1:30 p.m. PST, to discuss fourth quarter and year end results. The conference call can be accessed live by telephone at 303-205-0033 or from the Company's website at www.banrbank.com, or www.companyboardroom.com. Institutional investors may access the call via www.streetevents.com. An archived recording of the call can be accessed by dialing 303-590-3000, access code 522830 until February 19, 2003, or via the Internet at www.companyboardroom.com through February 26, 2003.

Banner Corporation is the parent of Banner Bank, a commercial bank which operates a total of 41 branch offices and seven loan offices in 19 counties in Washington, Oregon and Idaho. Banner serves the Pacific Northwest region with a full range of deposit services and business, commercial real estate, construction, residential, agricultural and consumer loans. Visit Banner Bank on the Web at www.banrbank.com.

Statements concerning future performance, developments or events, expectations for earnings, growth and market forecasts, and any other guidance on future periods, constitute forward-looking statements, which are subject to a number of risks and uncertainties that are beyond the Company's control and might cause actual results to differ materially from the expectations and stated objectives. Factors which could cause actual results to differ materially include, but are not limited to, regional and general economic conditions, changes in interest rates, deposit flows, demand for mortgages and other loans, real estate values, competition, loan delinquency rates, changes in accounting principles, practices, policies or guidelines, changes in legislation or regulation, other economic, competitive, governmental, regulatory and technological factors affecting operations, pricing, products and services, Banner's ability to successfully resolve outstanding credit issues and recover check kiting losses, and the Company's stock repurchase activity. Accordingly, these factors should be considered in evaluating the forward-looking statements, and undue reliance should not be placed on such statements. Banner undertakes no responsibility to update or revise any forward-looking statements.

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RESULTS OF OPERATIONS	Quarters Ended			Year Ended
(In thousands except share and per share data)	Dec 31, 2002	Sep 30, 2002	Dec 31, 2001	Dec 31, 2002	Dec 31, 2001
INTEREST INCOME:
Loans receivable	$ 30,492	$ 30,907	$ 32,378	$ 123,352	$ 135,765
Mortgage-backed securities	2,526	2,770	2,979	10,738	12,196
Securities and deposits	2,615	2,672	2,134	10,186	9,705
	35,633	36,349	37,491	144,276	157,666

INTEREST EXPENSE:
Deposits	9,455	9,733	11,149	39,206	52,702
Federal Home Loan Bank advances	5,604	5,791	7,021	24,094	29,990
Trust preferred securities	467	380	- -	1,185	- -
Other borrowings	226	366	578	1,484	3,252
	15,752	16,270	18,748	65,969	85,944
Net Interest Income Before Provision For Loan Losses	19,881	20,079	18,743	78,307	71,722

PROVISION FOR LOAN LOSSES	10,000	4,000	4,100	21,000	13,959
Net Interest Income After Provision For Loan Losses	9,881	16,079	14,643	57,307	57,763
OTHER OPERATING INCOME:
Loan servicing fees	475	239	255	1,471	1,158
Other fees and service charges	1,473	1,525	1,545	5,804	5,704
Mortgage banking operations	2,674	1,602	1,165	6,695	4,575
Gain (loss) on sale of securities	- -	10	327	27	687
Miscellaneous	557	555	359	1,880	1,341
	5,179	3,931	3,651	15,877	13,465
OTHER OPERATING EXPENSE:
Salary and employee benefits	10,505	9,973	7,044
Less capitalized loan origination costs	(1,737)	(1,438)	(1,315)	(5,780)	(4,897)
Occupancy and equipment	2,259	2,141	2,177	8,522	7,947
Information / computer data services	1,069	925	971	3,331	4,191
Advertising	900	723	484	2,220	1,171
Check kiting loss	- -	- -	- -	- -	8,100
Amortization of intangibles	63	64	795	255	3,180
Miscellaneous	4,920	2,912	2,967	13,635	10,079
	17,979	15,300	13,123	60,445	59,636
Income (Loss) Before Provision For Income Taxes	(2,919)	4,710	5,171	12,739	11,592
PROVISION FOR (BENEFIT FROM) INCOME TAXES	(1,362)	1,329	1,505	3,479	4,142
NET INCOME (LOSS)	$ (1,557)	$ 3,381	$ 3,666	$ 9,260	$ 7,450

Earnings (Loss) Per Share
Basic	$ (0.14)	$ 0.31	$ 0.33	$ 0.85	$ 0.67
Diluted	$ (0.14)	$ 0.30	$ 0.32	$ 0.82	$ 0.64
Cumulative Dividend Per Share	$ 0.15	$ 0.15	$ 0.14	$ 0.60	$ 0.56
Weighted Average Shares Outstanding
Basic	10,738,460	10,892,122	11,103,946	10,932,573	11,179,166
Diluted	11,094,056	11,286,894	11,432,686	11,351,647	11,599,811
Shares repurchased during the period	58,490	324,354	276,091	422,844	569,166

NOTE: Certain reclassifications have been made to the prior periods' financial numbers to conform to the current period's presentation. These reclassifications have affected certain ratios for the prior periods. The effect of such reclassifications is immaterial.

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FINANCIAL CONDITION
(In thousands except share and per share data)	Dec 31, 2002	Sep 30, 2002	Dec 31, 2001
ASSETS
Cash and due from banks	$ 132,910	$ 125,018	$ 67,728
Securities available for sale	421,222	373,749	301,847
Securities held to maturity	13,253	14,082	14,828
Federal Home Loan Bank stock	32,831	32,282	30,840
Loans receivable:
Held for sale	39,366	29,044	43,235
Held for portfolio	1,534,100	1,563,789	1,549,742
Allowance for loan losses	(26,539)	(19,150)	(17,552)
	1,546,927	1,573,683	1,575,425
Accrued interest receivable	13,689	14,263	12,929
Real estate held for sale, net	6,062	5,362	3,011
Property and equipment, net	20,745	19,025	18,151
Costs in excess of net assets acquired (goodwill), net	36,714	36,752	31,437
Deferred income tax asset, net	2,786	1,364	1,443
Bank owned life insurance	31,809	31,356	20,304
Other assets	4,224	4,306	9,151
	$ 2,263,172	$ 2,231,242	$ 2,087,094

LIABILITIES
Deposits:
Non-interest-bearing	$ 200,500	$ 222,062	$ 180,813
Interest-bearing	1,297,278	1,263,620	1,114,998
	1,497,778	1,485,682	1,295,811
Borrowings:
Advances from Federal Home Loan Bank	465,743	444,243	501,982
Trust preferred securities	40,000	25,000	- -
Other borrowings	41,202	65,014	76,715
	546,945	534,257	578,697
Accrued expenses and other liabilities	24,700	15,036	17,591
Deferred compensation	3,372	3,083	2,655
Income taxes payable	2,072,795	2,038,058	1,894,754

STOCKHOLDERS' EQUITY
Common stock and additional paid in capital	120,554	120,836	126,844
Retained earnings	70,813	73,733	68,104
Accumulated other comprehensive income	3,488	3,595	2,264
Unearned shares of common stock issued to Employee Stock Ownership Plan (ESOP) trust: at cost	(4,262)	(4,769)	(4,769)
Net carrying value of stock related deferred compensation plans	(216)	(211)	(103)
	190,377	193,184	192,340
	$ 2,263,172	$ 2,231,242	$ 2,087,094
Shares Issued:
Shares outstanding at end of period	11,306,977	11,358,505	11,634,159
Less unearned ESOP shares at end of period	515,707	577,039	577,039
Shares outstanding at end of period excluding unearned ESOP shares	10,791,270	10,781,466	11,057,120
Book Value Per Share(1)	$ 17.64	$ 17.92	$ 17.40
Tangible Book Value Per Share(1)	$ 14.24	$ 14.51	$ 14.55
Consolidated Tier 1 Leverage Capital Ratio	8.77%	8.39%	7.71%

(1) Calculation is based on number of shares outstanding at the end of the period rather than weighted average shares outstanding and excludes unallocated shares in the employee stock ownership plan (ESOP).

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ADDITIONAL FINANCIAL INFORMATION
(Dollars in thousands)

LOANS (including loans held for sale):	Dec 31, 2002	Sep 30, 2002	Dec 31, 2001
Secured by real estate:
One- to four-family	$ 355,509	$ 376,557	$ 422,456
Commercial	379,099	379,416	363,560
Multifamily	72,333	81,919	79,035
Construction and land	339,516	335,411	335,798
Commercial business	285,231	278,713	270,022
Agricultural business	102,626	99,899	76,501
Consumer	39,152	40,918	45,605
Total loans outstanding	$1,573,466	$1,592,833	$1,592,977

NON-PERFORMING ASSETS:	Dec 31, 2002	Sep 30, 2002	Dec 31, 2001
Loans on nonaccrual status	$ 34,249	$ 22,282	$ 17,509
Accruing loans greater than 90 days delinquent	1,859	431	534
Total nonperforming loans	36,108	22,713	18,043
Real estate owned (REO) / Repossessed assets	6,062	5,362	3,011
Total nonperforming assets	$ 42,170	$ 28,075	$ 21,054
Total nonperforming assets / Total assets	1.86%	1.26%	1.01%

CHANGE IN THE	Quarters Ended			Year Ended
ALLOWANCE FOR LOAN LOSSES:	Dec 31, 2002	Sep 30, 2002	Dec 31, 2001	Dec 31, 2002	Dec 31, 2001
Balance at beginning of period	$ 19,150	$ 16,646	$ 18,593	$ 17,552	$ 15,314

Acquisitions / (divestitures)	- -	- -	- -	460	- -
Provision for loan losses	10,000	4,000	4,100	21,000	13,959

Recoveries	208	46	48	325	142
Chargeoffs	(2,819)	(1,542)	(5,189)	(12,798)	(11,863)
Net (chargeoffs) recoveries	(2,611)	(1,496)	(5,141)	(12,473)	(11,721)
Balance at end of period	$ 26,539	$ 19,150	$ 17,552	$ 26,539	$ 17,552

Net chargeoffs / Average loans outstanding	0.16%	0.10%	0.32%	0.78%	0.75%

Allowance for loan losses / Total loans outstanding	1.69%	1.20%	1.10%	1.69%	1.10%

NOTE: Certain reclassifications have been made to the prior periods' financial numbers to conform to the current period's presentation. These reclassifications have affected certain ratios for the prior periods. The effect of such reclassifications is immaterial.

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ADDITIONAL FINANCIAL INFORMATION
(Dollars in thousands)
(Rates / Ratios Annualized)
	Quarters Ended			Year Ended
OPERATING PERFORMANCE:	Dec 31, 2002	Sep 30, 2002	Dec 31, 2001	Dec 31, 2002	Dec 31, 2001

Average loans	$ 1,589,608	$ 1,572,856	$ 1,605,068	$ 1,589,035	$ 1,569,905
Average securities and deposits	454,671	427,667	352,207	413,419	350,973
Average noninterestearning assets	162,595	157,773	132,102	148,706	122,712
Total Average Assets	$ 2,206,874	$ 2,158,296	$ 2,089,377	$ 2,151,160	$ 2,043,590

Average deposits	$ 1,481,623	$ 1,411,767	$ 1,301,132	$ 1,404,426	$ 1,251,970
Average borrowings	515,612	534,541	577,456	537,079	579,326
Average non-interest-earning liabilities	14,582	14,687	15,649	13,177	15,277
Total Average Liabilities	2,011,817	1,960,995	1,894,237	1,954,682	1,846,573

Total average equity	195,057	197,301	195,140	196,478	197,017
Total Average Liabilities And Equity	$ 2,206,874	$ 2,158,296	$ 2,089,377	$ 2,151,160	$ 2,043,590

Interest rate yield on loans	7.61%	7.80%	8.00%	7.76%	8.65%
Interest rate yield on securities and deposits	4.49%	5.05%	5.76%	5.06%	6.24%
Interest Rate Yield On Interest-Earning Assets	6.92%	7.21%	7.60%	7.20%	8.21%

Interest rate expense on deposits	2.53%	2.74%	3.40%	2.79%	4.21%
Interest rate expense on borrowings	4.85%	4.85%	5.22%	4.98%	5.74%
Interest Rate Expense On Interest- Bearing Liabilities	3.13%	3.32%	3.96%	3.40%	4.69%
Interest rate spread	3.79%	3.89%	3.64%	3.80%	3.52%
Net interest margin	3.86%	3.98%	3.80%	3.91%	3.73%

Other operating income / Average assets	0.93%	0.72%	0.69%	0.74%	0.66%
Other operating expense / Average assets	3.23%	2.81%	2.49%	2.81%	2.92%
Efficiency ratio (other operating expense / revenue)	71.74%	63.72%	58.60%	64.18%	70.01%
Return on average assets	(0.28%)	0.62%	0.70%	0.43%	0.36%
Return on average equity	(3.17%)	6.80%	7.45%	4.71%	3.78%
Average equity / Average assets	8.84%	9.14%	9.34%	9.13%	9.64%

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NOTE: Transmitted on Business Wire at 1:05 p.m. PST on February 5, 2003.

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